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                         Littman Krooks Roth & Ball P.C.
                                655 Third Avenue
                            New York, New York 10017

Edgar Online, Inc.
50 Washington Street
Norwalk, Connecticut 06854

                                                September 8, 2000

            Re:  Edgar Online, Inc.
                 Registration Statement on Form S-3
                 File No.  333-41472

Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-3 as filed by you with the Securities and Exchange Commission ("Commission")on July 14, 2000, as amended in Amendment No. 1 to the Form S-3 (No. 333-41472)as filed with the Commission on or about September 8, 2000 in connection with the registration under the Securities Act of 1933, as amended, of a total of 3,509,287 shares of your Common Stock (the "Shares"), to be offered for sale by the Selling Shareholders named therein.

         We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of appropriate state and local officials, and upon certificates of executive officers and responsible employees and agents of Edgar Online, Inc.

         Based upon the forgoing, it is our opinion that the Shares being offered in the above-captioned offering, when sold and issued in accordance with the terms of such offering, will be validly issued, fully paid and non-assessable.

         Please be advised that we consent to the use of our name under "Legal Matters" in your Registration Statement on Form S-3 and Prospectus, and any amendments thereto, filed with the Securities and Exchange Commission.


                                           Very truly yours,

                                           /s/ Littman Krooks Roth & Ball P.C.
                                           -----------------------------------
                                               Littman Krooks Roth & Ball P.C.